Exhibit 99B.16(c)

PROGRESSIVE INVESTMENT MANAGEMENT CORPORATION
CODE OF ETHICS
ADOPTED DECEMBER 2000

1.   BACKGROUND

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires Progressive Investment Management Corporation ("PIMC"), as an investment adviser to a registered investment company (Portfolio 21, a series of Professionally Managed Portfolios (the "Trust")), to adopt a written Code of Ethics. The Rule also requires PIMC to report to the Board of Trustees of the Trust (the "Board") any material compliance violations. The Board may only approve a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent "access persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "investment personnel" (summarized below and defined in Appendix 1) are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.   KEY DEFINITIONS

     For other definitions, see Appendix 1

     The term "Access Person" is generally defined by the Rule to include: (i) any director, officer, general partner or key investment personnel of PIMC. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2). Currently, PIMC designates all employees as Access Persons.

     The term "Investment Personnel" is generally defined by the Rule to include
     (i) any employee of PIMC who regular participates in making recommendations regarding the purchase or sale of securities of a series of the Trust (a "Fund"); and (ii) any natural person who controls PIMC who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel. (see Appendix 2). Investment Personnel are also Access Persons.

3.   GENERAL PROHIBITIONS UNDER THE RULE

     The Rule prohibits fraudulent activities by affiliated persons of PIMC. Specifically, it is unlawful for any of these persons to:

     (a)  employ any device, scheme or artifice to defraud a Fund;

     (b) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     (d)  to engage in any manipulative practice with respect to a Fund.

4.   COMPLIANCE OFFICERS

     In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). PIMC has appointed the following persons to serve as compliance officers (each a "Compliance Officer"):

     Name                                              Title
     ----                                              -----
                                                       Compliance Officer
                                                       Compliance Officer
                                                       Compliance Officer

     The Compliance Officer will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.   ACCESS PERSON REPORTS

     All Access Persons are required to submit the following reports to the Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER RESIDING AT THE SAME ADDRESS OR HOUSEHOLD MEMBER. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

     (A) INITIAL HOLDINGS REPORT. Within ten days of beginning employment, each Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

     (B) QUARTERLY TRANSACTION REPORTS. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

          (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               (ii)  The nature of the transaction (I.E., purchase, sale);

               (iii) The price of the Covered Security at which the  transaction was effected;

               (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

               (v)   The date that the report is submitted by the Access Person.

          (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               (i) The name of the broker, dealer or bank with whom the Access Person established the account;

               (ii)  The date the account was established; and

               (iii) the date that the report is submitted by the Access Person.

          A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

     (C) ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information:

          (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (3)  The date the report is submitted by the Access Person.

          A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

6.   ADMINISTRATION OF THE CODE OF ETHICS -
     REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     (a)  PIMC  must  use  reasonable   diligence  and  institute  policies  and
          procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

     (b) Each Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

     (c) Each Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of a Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

          No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate to review his or her own Reports if the Compliance Officer is also an Access Person.

     (d) On an annual basis, each Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Trust's Compliance Officer for review by the Board; and

     (e) On an annual basis, PIMC shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

7.   COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (I.E., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

     In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

8.   PROHIBITED TRADING PRACTICES

     (a) Access Persons may maintain personal securities accounts provided any such personal investing by the Access Person or any immediate family or household member of the Access Person is consistent with PIMC's fiduciary duty to our clients. All Access Persons must report all such accounts to PIMC and provide copies of all statements and confirms or reports of transactions on a regular basis to the Compliance Officer in accordance with Section 5.

     (b)  No Access Person may invest in any initial public offering.

     (c) Any investment in a Limited Offering by an Access Person must be approved by Compliance Officer prior to the investment.

     (d) Access Persons may not execute personal transactions on any day in which client or Portfolio 21 orders for the same securities are being executed. All transactions must be approved in advance by Compliance Officer or his/her designee. Compliance Officer is responsible for maintaining records of all precleared transactions and reconciling with monthly brokerage statements or quarterly reports.

     (e) Prior to executing a personal securities transaction, all Access Persons must send an email to Portfolio Manager (or, in his absence to the Senior Portfolio Manager) identifying the security to determine whether PIMC is trading in that security on behalf of clients and/or Portfolio 21 on that day. Portfolio Manager responds by email to the Access Person with a copy to the Compliance Officer. If PIMC is not trading in the security on the day of the request, Access Person may transact on that day. If PIMC is trading, Access Person must wait until a day when PIMC is not involved in the security and must resubmit the email request. If Portfolio Manager wishes to trade for himself, Senior Portfolio Manager must preclear the transaction. The Compliance Officer must preclear the Senior Portfolio Manger's transactions.

     (f)  Access Persons may accept only gifts of de minimis value.

     (g) No Access Person may serve as a director of a publicly traded company without prior approval of Compliance Officer.

9.   SANCTIONS

     Any material violation of this Code of Ethics may result in sanctions against the Access Person which may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

     The Board may also impose sanctions as it deems appropriate, including sanctions against the PIMC or the Compliance Officer for failure to adequately supervise its Access Persons.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:
    ----------------------------------
    Name:
    Title:
    Date:

                                   APPENDIX 1
                                   DEFINITIONS

ACCESS PERSON

(i) any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (I.E., mutual funds).

FUND

An investment company registered under the Investment Company Act.

INVESTMENT PERSONNEL

(i) any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND

(i) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

                                   APPENDIX 2
                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

--------------------------------------------------------------------------------
                                                                  IS THIS PERSON
                                              ACKNOWLEDGEMENT        ALSO AN
                                               OF RECEIPT OF        INVESTMENT
   NAME                   TITLE                CODE OF ETHICS       PERSONNEL?
--------------------------------------------------------------------------------

                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER


                                      Date

Name of Broker
Address

     Re:  Brokerage Statements of [name of employee]

Ladies and Gentlemen:

     The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

          [Compliance Officer]
          [Fund Organization]
          [Address]

     Should you have any questions, please contact the undersigned at [number].

                                        Very truly yours,


AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.


                                    Signature:
                                              ----------------------------------
                                              Name:
                                              SSN:
                                              Account Number:

                                   APPENDIX 4
                             INITIAL HOLDINGS REPORT
                    (complete within ten days of employment)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.   HOLDINGS

--------------------------------------------------------------------------------
NAME OF COVERED SECURITY                 NUMBER OF SHARES      VALUE OF SECURITY
--------------------------------------------------------------------------------




2.   BROKERAGE ACCOUNTS

-----------------------------------------------------------------------------------------
             NAME OF INSTITUTION AND                                  HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)   ACCOUNT NUMBER   DUPLICATE STATEMENTS?
-----------------------------------------------------------------------------------------




REVIEWED:
          -----------------------------------
          (COMPLIANCE OFFICER SIGNATURE)
DATE:
     ----------------------------------------

                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.  TRANSACTIONS

--------------------------------------------------------------------------------------------------
    NAME OF                    NUMBER OF    NATURE OF TRANSACTION                        DATE OF
COVERED SECURITY     BROKER     SHARES         (I.E, BUY, SALE)      PURCHASE PRICE    TRANSACTION
--------------------------------------------------------------------------------------------------




2.   BROKERAGE ACCOUNTS OPENED DURING QUARTER

-----------------------------------------------------------------------------------------
             NAME OF INSTITUTION AND                                  HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)   ACCOUNT NUMBER   DUPLICATE STATEMENTS?
-----------------------------------------------------------------------------------------




REVIEWED:
          -----------------------------------
          (COMPLIANCE OFFICER SIGNATURE)
DATE:
     ----------------------------------------

                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
                (to be completed within thirty days of each year)
                                Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS


1.   HOLDINGS

--------------------------------------------------------------------------------
Name of Covered Security              Number of Shares         Value of Security
--------------------------------------------------------------------------------




2.   BROKERAGE ACCOUNTS

-----------------------------------------------------------------------------------------
             NAME OF INSTITUTION AND                                  HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)   ACCOUNT NUMBER   DUPLICATE STATEMENTS?
-----------------------------------------------------------------------------------------


REVIEWED:
          -----------------------------------
          (COMPLIANCE OFFICER SIGNATURE)
DATE:
     ----------------------------------------